                                                                      Exhibit 99

           WINTHROP RESIDENTIAL ASSOCIATES III, A LIMITED PARTNERSHIP
                           FORM 10-QSB MARCH 31, 1998


Supplementary information required pursuant to section 9.4 of the partnership agreement:

1. Statement of Cash Available for Distribution for the three months ended March 31, 1998:

      Net Income                                                 $  3,000
      Add:     Depreciation and amortization                       46,000
      Less:    Equity in income of Local Limited Partnerships     (19,000)
               Cash to reserves                                    (3,000)
                                                                 --------
      Cash Available for Distribution                            $ 27,000
                                                                 ========
      Distributions allocated to General Partners                $  2,000
                                                                 ========
      Distributions allocated to Limited Partners                $ 25,000
                                                                 ========


2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 1998:


          Entity Receiving                                      Form of
            Compensation                                     Compensation                                Amount
            ------------                                     ------------                                ------
         General Partners                       Interest in Cash Available for Distribution              $2,000

         WFC Realty Co., Inc.
         (Initial Limited Partner)              Interest in Cash Available for Distribution              $    5


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